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                                                                       EXHIBIT 5



                               September 18, 1995


First Financial Management Corporation
3 Corporate Square, Suite 700
Atlanta, Georgia 30329

Ladies and Gentlemen:

                 We are acting as your counsel in connection with the registration of an aggregate of 1,817,664 shares of $.10 par value common stock (the "Shares") of First Financial Management Corporation, a Georgia corporation ("FFMC"). The Shares are being registered with the Securities and Exchange Commission under a Registration Statement on Form S-4 (the "Registration Statement") for a public offering to the stockholders of Employee Benefit Plans, Inc., a Delaware corporation ("EBP") in connection with a proposed merger of EBP with a wholly-owned subsidiary of FFMC (the "Merger"). Up to 1,817,664 of the Shares will be exchanged for the outstanding shares of EBP Common Stock (excluding any such shares held by FFMC or its subsidiaries and any such shares held in the treasury of EBP) in accordance with the Agreement and Plan of Merger, dated May 12, 1995, as amended by Amendment No. 1 dated July 19, 1995, between FFMC, Gemini Acquisition Corp., a Delaware corporation and wholly owned subsidiary of FFMC, and EBP (the "Merger Agreement"). We are familiar with the Merger Agreement and the relevant documents and materials used in preparing the Registration Statement.

                 Based on our review of the relevant documents and materials, it is our opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, such number of Shares which are issued in exchange for shares of EBP Common Stock upon the terms and conditions set forth in the Merger Agreement and in the Registration Statement, will, when so issued, be legally issued, fully paid and nonassessable.

                 We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Yours very truly,

                                            SUTHERLAND, ASBILL & BRENNAN


                                            By: /s/ George L. Cohen
                                               ---------------------------
                                                 George L. Cohen